EXHIBIT 4.4


THIS WARRANT AND THE SECURITIES TO BE ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.





August  17,1998                                                         No.  001
                                                                           -----

                              WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                         CONCURRENT COMPUTER CORPORATION



     This certifies that Scientific-Atlanta, Inc. and its registered successors and assigns (the "Holder"), for value received, is entitled to purchase from
                     ------
Concurrent  Computer Corporation, a Delaware corporation (the "Company"), having
                                                               -------
a place of business at 1025 West Cypress Creek Road, Fort Lauderdale, Florida 33309, for cash at the price of $5.00 per share (the "Stock Purchase Price") at
                                                       --------------------
any  time or from time to time after the date (the "Commencement Date") on which
                                                    -----------------
the Development Agreement (as hereinafter defined) is executed up to and including 5:00 p.m. (Eastern time) on the date of the fourth anniversary of the Commencement Date (the "Expiration Date"), two million (2,000,000) fully paid
                           ---------------
and nonassessable shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), upon surrender to the Company at its principal
              -------------
office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof; provided however, this Warrant shall be automatically terminated and declared null and void upon written notice by the Holder to the Company that the Holder does not intend to enter into the Development Agreement with the Company. "Development Agreement" shall mean the written agreement between the Holder and the Company which sets forth the terms and conditions upon which the parties to such agreement intend to jointly develop and deploy video-on-demand systems to cable network operators.

     This  Warrant  is  subject  to  the  following  terms  and  conditions.


     10     EXERCISE;  ISSUANCE  OF  CERTIFICATES;  PAYMENT  FOR  SHARES.

          1.1 GENERAL. This Warrant is exercisable at the option of the Holder, at any time or from time to time after the Commencement Date up to and including the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Form of Subscription, and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares of Common Stock which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be required by the Holder hereof and shall be registered in the name of such Holder.

     2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock when and as required to provide for the exercise in full of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock is listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. If at any time the total number of shares of Common Stock issuable pursuant hereto, together with the maximum number of shares of Common Stock issuable upon conversion, exchange or exercise of (i) all then-outstanding securities (whether debt or equity) of the Company convertible or exchangeable for Common Stock and (ii) all then-outstanding warrants and options to purchase Common Stock, would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation but unissued, the Company shall promptly amend its articles of incorporation to increase the number of authorized shares of Common Stock such that there shall be a sufficient number of authorized and unissued shares of Common Stock available at all times to effect the exercise hereof.

     3. ANTIDILUTION ADJUSTMENTS. The Stock Purchase Price or shares issuable hereunder shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

          3.1 ADJUSTMENT FOR STOCK SPLITS, COMBINATIONS, DIVIDENDS AND DISTRIBUTIONS.

     (a)     Adjustment  for Stock Splits.     If the Company shall, at any time
             ----------------------------
or from time to time, effect a subdivision of the outstanding shares of Common Stock, the Stock Purchase Price payable upon exercise of this Warrant in effect immediately prior to such subdivision shall be proportionately decreased by multiplying (i) such Stock Purchase Price, by (ii) a fraction:

          (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision; and

          (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such subdivision.

     (b)     Adjustment  for Stock Combination.     If the Company shall, at any
             ---------------------------------
time or from time to time, effect any combination of the outstanding shares of Common Stock, the Stock Purchase Price payable upon exercise of this Warrant in effect immediately prior to such combination shall be proportionately increased by multiplying (i) such Stock Purchase Price, by (ii) a fraction:

          (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such combination; and

          (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after such combination.

     (c)     Date  Adjustment  Effective.     Any adjustment under paragraph (a)
             ---------------------------
or (b) of this Section 3.1 shall become effective at the close of business on the date on which such subdivision or combination becomes effective.

     (d)     Adjustment for Stock Dividend or Distribution.     In the event the
             ---------------------------------------------
Company shall, at any time or from time to time, make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then, and in each such event, the Stock Purchase Price payable upon exercise of this Warrant then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of the business on such record date, by multiplying (i) the Stock Purchase Price payable upon exercise of this Warrant then in effect, by (ii) a fraction:

          (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (B) the denominator of which shall be the sum of (1) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus (2) the total number of shares of Common Stock issuable in payment of such dividend or distribution; provided however, that if such a record date shall have been fixed and such dividend is not fully paid, or such distribution is not fully made, on the date fixed therefor, then the Stock Purchase Price shall be recomputed accordingly as of the close of business on such record date.

     In the event that the Holder elects to exercise such Warrant after any record date for determining holders of Common Stock entitled to receive any dividend or other distribution payable in shares of Common Stock but prior to the date on which such dividend is paid, the Company may defer, until such dividend is paid, the issue to the Holder of all of the additional shares of Common Stock issuable to the Holder upon the exercise of this Warrant solely by reason of the adjustment made to the Stock Purchase Price pursuant to paragraph
(d) of this Section 3.1 on the record date for such dividend; provided however, that the Company shall, promptly upon the request of the Holder, issue to the Holder a written certificate or other instrument evidencing the Holder's right to receive such additional shares of Common Stock


     3.2 DIVIDENDS IN OTHER STOCK AND PROPERTY; RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

          (A) any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

          (B)     any cash paid or payable otherwise than as a cash dividend, or

          (C) additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than an event for which adjustment is otherwise made pursuant to Section 3.4 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (other than cash paid or payable as a cash dividend) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such other shares of stock and other securities and property.

     3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reorganization described above, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares of Common Stock purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

     3.4 NOTICE OF ADJUSTMENT. Upon any adjustment pursuant to this Section 3, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, and, in case of a Holder with an address of record outside of the United States, by facsimile, and confirmed in writing by first class air mail. The notice shall be signed by the Company's chief financial officer and shall state the nature of such adjustment, setting forth in reasonable detail the method of effecting the adjustment and the facts upon which such adjustment is based. If at any time in addition to any of the adjustments set forth in this Section 3, an increase in the number of authorized and unissued shares of Common Stock is required pursuant to Section 2 hereof, the Company shall promptly provide to the Holder a certificate of the Secretary of the Company certifying that the requisite number of shares of Common Stock have been authorized to permit the exercise of the Warrant.

          3.5     OTHER  NOTICES.  If  at  any  time:

          (1)     the  Company  shall declare any cash dividend upon its Common
Stock;

          (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (4) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days' prior written notice (by the method set forth in Section 3.4 above) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common
Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

          3.6 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not, in the reasonable opinion of the Company, fairly protect the purchase rights of the Holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares purchasable upon exercise of this Warrant or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     6. NO VOTING OR DIVIDEND RIGHTS; LIMITATIONS OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until and only to the extent that this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

     7. REGISTRATION RIGHTS. The Holder hereof shall have the following rights:

          7.1 DEMAND REGISTRATION. The Holder hereof shall have the right to request, on one (1) occasion, that the Company prepare and promptly file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the shares of Common Stock then issuable upon exercise hereof (but not less than 500,000 shares) and the Company shall use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such written request, the Company shall give prompt written notice to all the Holders that it shall use its best efforts to effect such registration; provided, however, that the
                                                     --------  -------
Company  shall  not  be  required  to  effect  any registration pursuant to this
Section  7.1:

               (A) unless it shall have received written assurance that the Warrant will be exercised no later than the closing of the sale of the Common Stock to be sold pursuant to the related registration statement; or

               (B) at any time prior to the expiration of a period of such number of days following the date on which any previous distribution attempted in respect of a registration requested pursuant to this Section 7.1 shall have been terminated without being consummated as shall be determined by the lead managing underwriter of any such underwritten offering (or, in the event no underwriter shall have participated in such terminated distribution, by an investment banking firm of recognized national standing selected by the Holder) to be reasonably necessary and appropriate to effect the successful distribution of securities in a subsequent registration requested pursuant to this Section 7.1, but in any event not more than 90 days after any such registration shall have been terminated or not consummated; or

               (C) at any time, as the Board of Directors of the Company shall have reasonably determined that (1) such registration would have a material adverse effect on any plan by the Company to engage in any acquisition of material assets or any merger, consolidation, tender offer, or similar transaction, (2) such registration would require the Company to file a registration statement which includes audited financial statements as of any date other than the date as of which the Company regularly prepares audited financial statements and if the preparation thereof would entail material out-of-pocket expense on the part of the Company, (3) such registration would have a material adverse effect on the distribution of a registered primary offering of equity securities by the Company pursuant to a registration statement filed no more than four months before the date of such demand in connection with which the Holder was offered the opportunity to participate pursuant to Section 7.2 hereof, or (4) the Company has received a written opinion of independent counsel, a copy of which will be provided to the Holder, that the securities requested to be registered are freely tradable without registration pursuant to Rule 144(k) (or any successor thereto) under the Securities Act and applicable state securities laws; in any of the events described in clauses (C) (1), (C) (2), (C) (3) or (C) (4), the Company may delay commencement of its efforts to effect the registration pursuant to this Section
7.1 until the earlier to occur of (x) the expiration of the 90-day period following the date on which such registration was requested or (y) such time as the circumstances requiring such a delay in registration cease to exist, provided, however, that the Company shall not be entitled to delay any such
--------   -------
registration  for  more  than  one  such  90-day  period; and provided, further,
                                                              --------  -------
however,  that  in  any of the events described in clauses (C) (1), (C) (2), (C)
-------
(3), or (C) (4), the Holder shall be entitled to withdraw such request and, notwithstanding anything else provided herein, such demand shall not count as the permitted demand registration as described in this Section 7.1.

          7.2 PIGGYBACK RIGHTS. In addition, each time the Company shall determine to file a registration statement under the Securities Act, (excluding a registration on Form S-4 or S-8 or a registration statement on Form S-1 covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company shall give prompt written notice of such determination to the Holder hereof. The Holder hereof shall provide a written request to the Company if it desires to participate in such registration (the "Holder Notice"), accompanied by this Warrant, duly endorsed, together with a Form of Subscription attached hereto, duly filled in and signed, and the prompt payment in cash or by check of the aggregate Stock Purchase Price for the shares for which this Warrant is being exercised in accordance with
Section 1 hereof, stating the number of shares of Common Stock to be registered, which Holder Notice must be given within twenty (20) days after the receipt by the Holder of the Company's notice. Upon receipt of the Holder
Notice, the Company shall cause all shares of Common Stock issuable upon exercise of this Warrant with respect to which the Holder hereof has requested registration to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Common Stock issuable upon exercise hereof to be so registered. If the registration of which the Company gives written notice pursuant to this Section 7.2 is for a public offering involving an underwriting, the Company shall so advise the Holder as a part of its written notice. In such event, the right of the Holder hereof to registration pursuant to this Section 7.2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of such Holder's shares of Common Stock in the underwriting to the extent provided herein.

          If, at any time after giving written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company will give written notice of such determination to the Holder, and, upon giving such notice, the Company shall be relieved of its obligation to register any Common Stock acquired upon exercise of the Warrant in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), without prejudice, however, to the rights of the Holder to request that such registration be effected as a registration under Section 7.1.

          If, in connection with a registration pursuant to this Section 7.2, the lead managing underwriter advises the Company in writing that, in its opinion, the total number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price of such securities by such underwriters (such opinion to state the reasons therefor), the Company will promptly furnish the Holder with a copy of such opinion and will include the Common Stock to be acquired upon exercise of the Warrant in such registration to the extent of the number which the Company is so advised can be sold in such offering, determined as follows:

               (i) if such registration as proposed by the Company involves a primary registration of its securities, (x) first, the securities the Company
                                               -----
proposes  to  sell, and (y) second, securities of the Company (including without
                            -------
limitation securities issuable upon conversion, exercise or exchange of other securities of the Company, and including the Common Stock to be acquired upon exercise of the Warrant) pursuant to contractual rights, pro rata among the
                                                              --- ----
holders thereof (or, where appropriate, of the securities convertible into or exercisable or exchangeable for the securities to be registered) on the basis of the number of shares of such securities requested to be included by such holders, and

               (ii)     if  such  registration  as  proposed  by the Company was
requested by holders of securities of the Company other than the Holder, (x) first, such securities held by the holders initiating such registration, and (y)
-----
second,  securities  of  the  Company  (including  without limitation securities
------
issuable  upon  conversion,  exercise  or  exchange  of  other securities of the
Company, and including the Common Stock to be acquired upon exercise of the Warrant) requested to be included in such registration pursuant to contractual rights, pro rata among the holders thereof (or, where appropriate, of the
------   ---  ----
securities convertible into or exercisable or exchangeable for the securities to be registered) on the basis of the number of shares of such securities requested to be included by such holders.

          7.3 PROCEDURE. If and whenever the Company is required by the provisions of this Section 7 to effect the registration of shares of Common Stock issuable upon the exercise hereof under the Securities Act, the Company, at its expense and as expeditiously as possible shall, in accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Securities and Exchange Commission (the "Commission") a registration
                                                   ----------
statement with respect to such securities and shall use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold. The Company shall furnish to the Holder participating in such registration and to the underwriters of securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities. In addition, the Company shall otherwise take such other actions as are necessary and appropriate to effect any such registration in compliance with all provisions of the Securities Act and all applicable state securities laws, including, without limitation, using its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as reasonably necessary to effect the sale thereof and such other actions as the Holder shall reasonably request.

     8. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other and shall be sent to any such holder located outside of the United States by facsimile confirmed in writing by first class air mail.

     10. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     11. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida.

     12. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 17th day of August, 1998.



                                  CONCURRENT  COMPUTER  CORPORATION
                                  a  Delaware  corporation



                                     By:     /s/  E.  Courtney  Siegel
                                             -------------------------
                                                  E.  Courtney  Siegel

                                     Title:     Chairman,  President  and  Chief
                                                --------------------------------
                                                Executive  Officer
                                                ------------------

ATTEST:


/s/  Karen  G.  Fink
--------------------
     Karen  G.  Fink
     Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM


     Date:





Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by Concurrent
Computer  Corporation  (the "Company") and dated                   , 1998,  (the
                             -------             -----------------
"Warrant")  and  initially  to purchase thereunder                 shares of the
 -------                                           ---------------
Common  Stock of the Company (the "Shares"), subject to adjustment and increase,
                                   ------
at  a  purchase price of                                     Dollars ($        )
                         -----------------------------------          ---------
per share or an aggregate purchase price of Dollars ($          ) (the "Purchase
                                                      ----------        --------
Price").
-----



     Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.


                                            Very  truly  yours,





                                            By:
                                               ---------------------------------

                                            Title:
                                               ---------------------------------

                                   EXHIBIT  B


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO CONCURRENT COMPUTER CORPORATION, ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE
UPON  EXERCISE  OF THE WARRANT CERTIFICATE DATED          , 1998 WILL BE ISSUED.

                          ____________________________


Concurrent  Computer  Corporation




Attention:  President

     The  undersigned,                     ("Purchaser"),  intends to acquire up
                       -------------------   ---------
to                               shares  of  the  Common  Stock  (the  "Common
   -----------------------------                                        ------
Stock")  of  Concurrent  Computer  Corporation  (the "Company") from the Company
-----                                                 -------
pursuant to the exercise or conversion of a certain Warrant to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act")
                                                                --------------
and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

     Purchaser is acquiring the Common Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.
       ---

     Purchaser has been advised that the Common Stock has not been registered for initial issuance under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

     Purchaser has been informed that under the Securities Act and applicable state securities laws, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock.

     Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

The securities evidenced by this certificate have not been registered under the securities act of 1933, as amended, or under any applicable state securities laws. The securities may not be sold or transferred in the absence of such registration or an exemption therefrom under such act and under any applicable state securities laws.

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

                                            Very  truly  yours,



                                                       (Purchaser)


                                            By:
                                               ---------------------------------

                                            Title:
                                               ---------------------------------